EXHIBIT 5.1

July 2, 2010

Antares Pharma, Inc.
250 Phillips Boulevard
Suite 290
Ewing, New Jersey 08618

Re:	Antares Pharma, Inc., Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as counsel for Antares Pharma, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the proposed offering and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an aggregate initial offering price or principal amount of up to $100 million, or the equivalent thereof in one or more currencies, foreign currency units or composite currencies, of securities (the “Securities”) which may include any or all of the following: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) shares of one or more series of preferred stock, par value $.01 per share, of the Company (“Preferred Stock”); and (iii) warrants to purchase shares of Common Stock, Preferred Stock or any combination of such shares (“Warrants”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate”), (ii) the By-laws of the Company, as amended through the date hereof (the “By-laws”), (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

•
the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the By-laws and the applicable provisions of the General Corporation Law of the State of Delaware (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•
prior to the issuance of one or more series of Preferred Stock, an appropriate certificate of designation relating to such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Delaware;

•
any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the warrant holder or the financial institution identified in the Warrant Agreement as a warrant agent (“Warrant Agent”), as the case may be, and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•
to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, each of the parties thereto other than the Company, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and that such party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

•	any Warrant Agreement will be governed by the laws of the Commonwealth of Pennsylvania;

•
the Registration Statement and any amendments thereto (including post effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•
a Prospectus Supplement describing the Securities offered thereby will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•	all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

•
a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.         Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

               2.         Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.         When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent, if any, named in such Warrant Agreement , or any other party thereto, and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent, if any, or any other party thereto, and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid, binding and enforceable obligations of the Company.

The opinions set forth above as to enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; or (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware and, with respect to our opinion in paragraph 3 above, the Commonwealth of Pennsylvania, and we express no opinion with respect to the laws of any other state or jurisdiction. Insofar as the opinions expressed herein relate to matters governed by the laws other than the General

Corporation Law of the State of Delaware and with respect to our opinion in paragraph 3 above, the Commonwealth of Pennsylvania, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus and any Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP